State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 04:51 PM 07/22/2005
                                                    FILED 04:51 PM 07/22/2005
                                                  SRV 050608393 - 3996230 FILE

                              CERTIFICATE OF MERGER
                                       OF
                            MCKNIGHT ASSOCIATES, INC.


                  In accordance with Section 252 of the Delaware General Corporation Law (the "DGCL"), the undersigned hereby certifies to the following:

                  FIRST: The constituent corporations of the merger are:
McKnight Associates, Inc., a corporation incorporated under the laws of the State of Delaware ("McKnight-Delaware"), and McKnight Associates, Inc., a corporation incorporated under the laws of the State of Texas
("McKnight-Texas").

                  SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL.

                  THIRD: The surviving corporation will be McKnight-Delaware and it will be a corporation under the jurisdiction of the State of Delaware.

                  FOURTH: The certificate of incorporation of McKnight-Delaware shall remain in effect as the certificate of incorporation of the surviving corporation.

                  FIFTH: The executed agreement of merger is on file at the principal place of business of McKnight-Delaware, located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

                  SIXTH: A copy of the agreement of merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: McKnight-Texas is authorized to issue ten thousand (10,000) shares, all of which are common stock without par value.

                  EIGHTH: The effective date of the merger herein certified, insofar as the provisions of the DGCL govern such effective date, shall be date of filing this certificate with the Secretary of State of Delaware.


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                  IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:   July 22, 2005.


                              /s/  Scott Newman
                              --------------------------------------------------
                              Scott Newman
                              President and Chief Executive Officer of
                              McKnight Associates, Inc., a Delaware corporation (McKnight-Delaware)


                              /s/  William McKnight
                              --------------------------------------------------
                              William McKnight
                              President of McKnight Associates, Inc., a Texas corporation
                              (McKnight-Texas)